OCC CASH RESERVES, INC.

Report of Inspectors

To the Secretary of the Special Meeting of Shareholders of OCC Cash Reserves, Inc.:

	We, the Inspectors, appointed to act at the Special Meeting of Shareholders of the OCC Cash Reserves, Inc. (the "Fund"), held at the offices of
Oppenheimer & Co., 40th Floor, One World Financial Center, New York, New York
on August 21, 1997 at 2:00 a.m., New York Time, do hereby certify that:

PART I:

	QUORUM - PRIMARY  PORTFOLIO

	1.	The total number of votes eligible to be cast at said Meeting of
Shareholders, determined at the close of business on August 21, 1997, the record date fixed by the Fund's Board of Directors for determination of the number of votes and fractions thereof that may be cast at said Meeting and of those persons entitled to notice of and to vote at said Meeting, is 2,052,755,202 for the Primary Portfolio of the Fund.

	2.	There are present at said Meeting, in person or by proxy, persons entitled to cast 1,326,915,852 votes for the Primary Portfolio of the Fund.

	3.	There being present at said Meeting, either in person or by proxy, persons entitled to cast more than 50% of the total number of votes eligible to be cast thereat for the Primary Portfolio of the Fund, a quorum is present for the transaction of business for the Primary Portfolio of the Fund.

	QUORUM - GOVERNMENT  PORTFOLIO

	4.	The total number of votes eligible to be cast at said Meeting of
Shareholders, determined at the close of business on August 21, 1997, the record date fixed by the Fund's Board of Directors for determination of the number of votes and fractions thereof that may be cast at said Meeting and of those persons entitled to notice of and to vote at said Meeting, is 99,955,007 for the Government Portfolio of the Fund.

	5.	There are present at said Meeting, in person or by proxy, persons entitled to cast 71,254,175 votes for the Government Portfolio of the Fund.

	6.	There being present at said Meeting, either in person or by proxy, persons entitled to cast more than 50% of the total number of votes eligible to be cast thereat for the Government Portfolio of the Fund, a quorum is present for the transaction of business for the Government Portfolio of the Fund.

	QUORUM - GENERAL MUNICIPAL PORTFOLIO

	7.	The total number of votes eligible to be cast at said Meeting of
Shareholders, determined at the close of business on August 21, 1997, the record date fixed by the Fund's Board of Directors for determination of the number of votes and fractions thereof that may be cast at said Meeting and of those persons entitled to notice of and to vote at said Meeting, is 142,523,471 for the General Municipal Portfolio of the Fund.

	8.	There are present at said Meeting, in person or by proxy, persons entitled to cast 86,518,569 votes for the General Municipal Portfolio of the Fund.

	9.	There being present at said Meeting, either in person or by proxy, persons entitled to cast more than 50% of the total number of votes eligible to be cast thereat for the General Municipal Portfolio of the Fund, a quorum is present for the transaction of business for the General Municipal Portfolio of the
Fund.

	QUORUM - CALIFORNIA MUNICIPAL PORTFOLIO

	10.	The total number of votes eligible to be cast at said Meeting of
Shareholders, determined at the close of business on August 21, 1997, the record date fixed by the Fund's Board of Directors for determination of the number of votes and fractions thereof that may be cast at said Meeting and of those persons entitled to notice of and to vote at said Meeting, is 72,229,820 for the California Municipal Portfolio of the Fund.

	11.	There are present at said Meeting, in person or by proxy, persons entitled to cast 45,513,701 votes for the California Municipal  Portfolio of the Fund.

	12.	There being present at said Meeting, either in person or by proxy, persons entitled to cast more than 50% of the total number of votes eligible to be cast thereat for the California Municipal  Portfolio of the Fund, a quorum is present for the transaction of business for the California Municipal  Portfolio of the Fund.

	QUORUM - NEW YORK MUNICIPAL  PORTFOLIO

	13.	The total number of votes eligible to be cast at said Meeting of
Shareholders, determined at the close of business on August 21, 1997, the record date fixed by the Fund's Board of Directors for determination of the number of votes and fractions thereof that may be cast at said Meeting and of those persons entitled to notice of and to vote at said Meeting, is 68,296,083 for the New York Municipal Portfolio of the Fund.

	14.	There are present at said Meeting, in person or by proxy, persons entitled to cast 40,823,369 votes for the New York Municipal  Portfolio of the Fund.


	15.	There being present at said Meeting, either in person or by proxy, persons entitled to cast more than 50% of the total number of votes eligible to be cast thereat for the New York Municipal Portfolio of the Fund, a quorum is present for the transaction of business for the New York Municipal  Portfolio of the
Fund.

PART II:

	16.	We received the ballots cast by all persons present, in person or represented by voting instructions, at said Meeting and entitled to vote thereat, with respect to the adoption of the following resolution, and did count and tabulate the votes so cast:

		RESOLVED, that the investment advisory agreement between the Fund and OpCap Advisors is hereby approved.

	17.	The votes cast and the percentage of those votes to the total outstanding shares at said meeting were cast as follows:

For
Against
Abstain
Total
Votes
Cast

Primary Portfolio
1,252,645,724
(61.07%)
19,451,927
(0.94%)
54,818,200
(2.6%)
1,326,915,852
(64.64%)
Government Portfolio
69,045,383
(69%)
386,727
(0.3%)
1,822,065
(1.82%)
71,254,175
(71.28%)
General Municipal Portfolio
82,016,020
(57.54%)
562,205
(0.39%)
3,940,343
(2.76%)
86,518,519
(60.70%)
California Portfolio
42,063,864
(58.23%)
624,098
(0.86%)
2,825,739
(3.91%)
45,513,701
(63.01%)
New York Municipal Portfolio
37,168,975
(54.42%)
328,706
(0.48%)
3,325
(4.86%)
40,823,369
(59.77%)
	18.	The number of votes cast at the Special Meeting, for the adoption of said resolution, being more than 50% of the total number of outstanding votes for each Portfolio, said resolution is hereby declared to have been duly adopted and the investment advisory agreement between the Fund and OpCap Advisors is hereby declared to have been duly approved.


IN TESTIMONY WHEREOF, we have hereunto set our hands this __ th day of October, 1997.



									_________________________
						Thomas E. Duggan


									_________________________
						Elliot Weiss
State of 		}
County of 		}:ss

Subscribed and sworn to before
me this ____ th day of October, 1997




_________________________________
Notary Public






G:\FUNDS\QCR\PXREPOR2.097
??